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                                                               Exhibit 1

                  LA SALLE REAL ESTATE SECURITIES FUND, INC.

                           ARTICLES OF INCORPORATION

  FIRST: The undersigned, Stephen J. Bolin, whose address is 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

  SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                  LA SALLE REAL ESTATE SECURITIES FUND, INC.

  THIRD: (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

               (1) To engage primarily in the business of investing, reinvesting or trading in securities as an investment company classified under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the "1940 Act") as an open-end, management company.

               (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

               (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

     FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

     FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

     SIXTH: (a) The total number of shares of stock which the Corporation has authority to issue is 100,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate
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par value to $1,000,000. All of such shares are initially classified as a single series of "Common Stock", which shall initially have two classes of shares, designated Institutional Class and Retail Class, consisting, until further changed, of 50,000,000 Institutional Class shares and 50,000,000 Retail Class shares. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

          (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

          (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock of any series and of the Institutional Class and Retail Class shares of any series Common Stock of the Corporation (unless otherwise provided in the articles supplementary or other charter document classifying or reclassifying such shares):

             (1) All consideration received by the Corporation from the issue or sale of shares of a particular series of Common Stock, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds which are not identifiable as belonging to a particular series of Common Stock, such items shall be allocated by or under the supervision of the Board of Directors to and among one or more of the series of Common Stock from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. No holder of a particular series of Common Stock shall have any right or claim against the assets belonging to any other series, except as a holder of the shares of such other series.

             (2) The assets belonging to each series of Common Stock shall be charged with the liabilities of the Corporation in respect of that series and all expenses, costs, charges and reserves attributable to that series. Any liabilities, expenses, costs, charges or reserves of the Corporation which are attributable to more than one series of Common

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     Stock, or are not identifiable as pertaining to any series, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the series of Common Stock from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. The liabilities, expenses, costs, charges and reserves charged to a series of Common Stock are hereinafter referred to collectively as the "liabilities of" that series. All persons who have extended credit with respect to, or who have a claim or contract in respect of, a particular series of Common Stock shall look only to the assets belonging to that series for payment or satisfaction of such credit, claim or contract.

             (3) The net asset value per share of a particular series of Common Stock shall be the quotient obtained by dividing the value of the net assets of that series (being the value of the assets belonging to that series less the liabilities of that series) by the total number of shares of that series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the 1940 Act. Subject to the applicable provisions of the 1940 Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the net asset value per share of each series of Common Stock, and the net income attributable to such series, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine whether any moneys or other assets received by the Corporation shall be treated as income or capital and whether any item of expense shall be charged to income or capital, and each such determination shall be conclusive and binding for all purposes.

             (4) Subject to the provisions of law and any preferences of any class or series of stock from time to time classified or reclassified, dividends, including dividends payable in shares of another class or series of the Corporation's capital stock, may be paid on a particular class or series of Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. Dividends and other distributions on the shares of a particular series of Common Stock shall be paid only out of the assets belonging to that series after providing for the liabilities of that series.

             (5) Each share of Common Stock shall have one vote, irrespective of the class or series thereof, and the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. All classes and series of Common Stock shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of a particular class or series is required by the 1940 Act or the Maryland General Corporation Law, such requirement shall apply and, in that event, the other classes and series entitled to vote on the matter shall vote together as a single class; and provided, further, that the holders of a particular class or series of Common Stock shall

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     not be entitled to vote on any matter which does not affect any interest of that class or series, including liquidation of another class or series, except as otherwise required by the 1940 Act or the Maryland General Corporation Law.

             (6) Each holder of Common Stock shall have the right to require the Corporation to redeem all or any part of his shares of any class or series at a redemption price equal to the net asset value per share of that class or series which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or deferred sales charge, if any, as the Board of Directors may from time to time establish in accordance with the 1940 Act and the Conduct Rules adopted by the National Association of Securities Dealers, Inc. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the series whose shares are being redeemed. The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value. Notwithstanding the foregoing, the Corporation may suspend the right of holders of any series of Common Stock to require the Corporation to redeem their shares during any period or at any time when and to the extent permitted under the 1940 Act.

             (7) To the extent and in the manner permitted by the 1940 Act and the Maryland General Corporation Law, the Board of Directors may cause the Corporation to redeem, at their current net asset value, the shares of any series of Common Stock held in the account of any stockholder having, because of redemptions or exchanges, an aggregate net asset value specified by the Board of Directors from time to time in its sole discretion which is less than the minimum initial investment specified by the Board of Directors from time to time in its sole discretion.

             (8) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or of the liquidation of a particular series of Common Stock, the holders of each series that is being liquidated shall be entitled, after payment or provision for payment of the liabilities of that series and the amount to which the holders of any class of that series shall be entitled, as a class, to share ratably in the remaining assets belonging to the series. The holders of shares of any particular series shall not be entitled thereby to any distribution upon the liquidation of any other series. The liquidation of any series of Common Stock of which there are shares then outstanding shall be approved by the vote of a majority (as defined in the 1940 Act) of the outstanding shares of that series, and without the vote of the holders of shares of any other series of Common Stock.

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               (9)  Subject to compliance with the 1940 Act, the Board of
     Directors shall have authority to provide that holders of the Common Stock of any series and class shall have the right to exchange their shares for shares of one or more other series and classes in accordance with such requirements and procedures as may be established by the Board of Directors.

               (10) Except to the extent provided otherwise by the Charter of the Corporation, the Institutional Class and Retail Class shares of each series of Common Stock shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities of that series) and each share of a particular series shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

               (i) The Institutional Class and Retail Class shares may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may from time to time be established in accordance with the 1940 Act and the Conduct Rules adopted by the National Association of Securities Dealers, Inc.

               (ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the Institutional Class or the Retail Class, as the case may be, may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class.

               (iii) The Institutional Class and Retail Class shares of a particular series may have such different exchange rights as the Board of Directors shall provide in compliance with the 1940 Act.

          (d) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

          (e) The Corporation shall not be obligated to issue certificates representing shares of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law and the Maryland Uniform Commercial Code - Investment Securities.

     SEVENTH: The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less

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than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

                            William K. Morrill, Jr.

     EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

               (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its capital stock, whether now or hereafter authorized, or securities convertible into shares of its capital stock, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

               (2) No holder of any capital stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any capital stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any capital stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any capital stock or other securities at the time outstanding to the exclusion of the holders of any or all other capital stock or other securities at the time outstanding.

               (3) The Board of Directors of the Corporation shall, consistent with applicable law (including, without limitation, the 1940 Act), have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital, net asset value or net asset value per share; to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or the By-Laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect


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     any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

               (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in the Charter of the Corporation.

               (5) The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the 1940 Act), including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

               (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted (as limited by the 1940 Act now or hereafter in force), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

               (7) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding capital stock.

               (8) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws


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     of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General Corporation Law and the By-Laws of the Corporation.

          (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

   NINTH:  The duration of the Corporation shall be perpetual.

   IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on this 19th day of September, 1997.


Witness:

/s/ Jason C. Harmon                              /s/ Stephen J. Bolin
---------------------------                      ---------------------------
                                                     Stephen J. Bolin

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